UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2008

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On July 9, 2008, Chesapeake Energy Corporation entered into an Underwriting Agreement with Lehman Brothers Inc., UBS Securities LLC, ABN AMRO Incorporated, Banc of America Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters, to issue and sell to the underwriters 25 million shares of its Common Stock.  The Underwriting Agreement also provides the underwriters with a 30-day option to purchase a maximum of 3.75 million additional shares of Common Stock.  A copy of this agreement is filed herewith as Exhibit 99.1.

An opinion by Commercial Law Group, P.C. related to the offering is also attached hereto as Exhibit 5.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document Description

5.1	Opinion Letter of Commercial Law Group, P.C.

99.1
Underwriting Agreement dated as of July 9, 2008 by and among Chesapeake Energy Corporation and Lehman Brothers Inc., UBS Securities LLC, ABN AMRO Incorporated, Banc of America Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

Date:                      July 15, 2008

EXHIBIT INDEX

Exhibit No.	Document Description

5.1	Opinion Letter of Commercial Law Group, P.C.

99.1
Underwriting Agreement dated as of July 9, 2008 by and among Chesapeake Energy Corporation and Lehman Brothers Inc., UBS Securities LLC, ABN AMRO Incorporated, Banc of America Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters